Exhibit 99.1

ATSG Transformation Yields Strong Results

WILMINGTON, Ohio – March 3, 2011 – Air Transport Services Group, Inc. (NASDAQ:ATSG) today reported financial results for its fourth quarter and year ended December 31, 2010:

•	Net earnings from continuing operations of $11.9 million, or $0.19 per share diluted, up 4 percent from the third quarter of 2010 and 15 percent from the fourth quarter of 2009.

•

Pre-tax earnings from continuing operations totaled $20.0 million in the fourth quarter of 2010, up 20 percent from the third quarter of 2010 and 13 percent from the fourth quarter of 2009. Full year pre-tax earnings from continuing operations increased by 40 percent to $63.3 million as compared to $45.4 million in 2009. Pre-tax earnings from continuing operations in 2010 and 2009 included amounts for managing the restructuring of DHL’s domestic network operations of $12.2 million in the fourth quarter and $16.7 million for the year in 2009, and nothing in the fourth quarter and $3.5 million for the year in 2010.

•

EBITDA (Earnings Before Interest, Taxes, Depreciation & Amortization) from continuing operations were $46.4 million in the fourth quarter, up 6 percent from the third quarter of 2010 and up 3 percent from the fourth quarter of 2009. For all of 2010, EBITDA was $169.3 million, up 9 percent from 2009.

•

Excluding the effect of the DHL network restructuring on EBITDA and pre-tax earnings (both from continuing operations), 2010 Adjusted EBITDA from continuing operations increased by 41 percent and 19 percent compared to the fourth quarter and full year 2009, respectively. Similarly, pre-tax earnings from continuing operations, excluding those restructuring amounts, improved versus 2009 results by 267 percent and 109 percent for the fourth quarter and full year, respectively. (EBITDA, Adjusted EBITDA, and Adjusted Pre-Tax Earnings, all from continuing operations, are non-GAAP measures of financial performance. A reconciliation of these measures to ATSG’s GAAP Earnings from Continuing Operations Before Income Taxes is at the end of this release.)

•

Revenues from continuing operations were $178.6 million, down $71.9 million from fourth quarter of 2009. The fourth quarter of 2009 revenues included $72.5 million related to DHL’s U.S. restructuring plan. Fourth quarter 2010 revenues increased by 6 percent from the third quarter of 2010.

•

Cash flow provided by operating activities in 2010 was $112.3 million, up 9 percent from 2009. That cash flow was primarily reinvested in growth-related aircraft acquisition and conversion programs which totaled $74.8 million, and used for debt payments totaling $70.2 million, creating additional capacity for future capital investments.

“Over the last nine months of 2010, since completing the transformation of our Company, our adjusted pre-tax earnings and EBITDA, excluding the settlements of severance and retention amounts related to the restructuring of DHL’s operations, have grown by 163 percent and 31 percent, respectively, over the same period of the prior year,” President and CEO Joe Hete said. “That increased performance, with forward cash flow visibility from long-term leases, was our goal as we restructured ATSG to focus on the

ATSG Fourth Quarter 2010 Results	Page 2

placement of our aircraft around the globe, either on a dry or ACMI wet lease basis. Our lease-based model is the foundation of our investment and asset allocation decisions, while our ability to also offer aircraft operating and maintenance solutions provides our customers unparalleled flexibility to achieve their goals. This unique value proposition gives me confidence that the talented group of people and businesses we have assembled will continue to attract customers seeking customized solutions for their medium wide-body air cargo needs. With nine additional 767 freighter aircraft entering revenue service during 2011, including three larger payload and longer range 767-300s, it is our intention to further strengthen our leadership position in the medium wide-body space.”

Segment Results

CAM Leasing

CAM’s pre-tax earnings were $13.3 million for the fourth quarter of 2010, more than double the year-earlier levels and up 11 percent from the third quarter of 2010.

CAM had 60 aircraft under lease at the end of 2010, 16 of which were in service with external lessees and the remainder leased to ATSG’s airline subsidiaries. Since the beginning of 2011, CAM has agreed to dry-lease one additional Boeing 767-200 to a third-party customer, and is negotiating leases or ACMI agreements for others to be deployed later this year.

Nine Boeing 767s, including three 767-300s, are expected to complete modification and enter service on either a dry lease or ACMI basis by January 2012.

ACMI Services

Fourth quarter pre-tax segment earnings were $6.0 million, up 73 percent from $3.4 million in the third quarter 2010 and down from $13.1 million for the same period a year ago. The fourth quarter 2009 segment pre-tax earnings of $13.1 million included $12.2 million of earnings related to ABX Air’s Severance and Retention Agreement (“S&R Agreement”) with DHL. Earnings results were driven by earnings associated with new services added in the fourth quarter as well as seasonal support for certain customers. ABX Air initiated new Boeing 767 services during the quarter, including transatlantic air operations for DHL as well as service between Japan and China.

Other Activities

Pre-tax earnings for the fourth quarter were $2.4 million, down from $3.1 million in the third quarter 2010, but up more than four times the prior year fourth quarter, which included $1.0 million in additional overhead expense. The decrease as compared to the third quarter is due to the timing of the completion of maintenance services on customer aircraft. Results for 2010 also included gains from amortized reductions in ABX Air’s employee post–retirement obligations.

Outlook

New Agreements for ATSG Services

Since the beginning of 2011, ATSG businesses have completed agreements for the following:

•

A 59-month dry lease of one Boeing 767-200 freighter by CAM to RIO Linhas Aéreas, S.A., of Brazil for delivery this summer. CAM and RIO are in discussions for the lease of a second 767-200 in the fall. The completed lease represents CAM’s 20th external lease commitment for one of its 39 owned 767 freighters.

ATSG Fourth Quarter 2010 Results	Page 3

•

In February, ABX Air began to operate a fourth DHL-owned Boeing 767-200 freighter on a CMI basis in DHL’s U.S. network. These are separate from the 13 767s that CAM owns and will dry lease to DHL, and ABX Air will operate under the CMI. Eleven of the 13 have been delivered and are operating under dry leases. Two others are operating in DHL’s network under supplemental agreements with ABX Air.

“Our primary goal for 2011 is the deployment of the nine Boeing 767 freighters which will enter service by year end. This will bring the total of our 767 freighters in revenue service to 39, with a balance of customer placements between either long-term dry leases or shorter-term ACMI and CMI arrangements,” Hete said. “Our ability to place and keep all of our freighters in revenue service will depend on completion of freighter modifications, the speed with which our customers can integrate those newly converted aircraft into their networks, and our ability to extend or replace as necessary customer agreements that could expire during the year. We also will continue to opportunistically acquire more passenger aircraft we can convert and profitably deploy into freighter service, including 767 medium wide-body and 757 narrow-body aircraft, either on a leased or ACMI basis. As the year unfolds, I expect that we will further penetrate air-cargo growth markets around the world, and realize greater gains from operating and technical support services to customers in many of those same markets.”

Conference Call

ATSG will host a conference call to review its financial results for the fourth quarter of 2010 on Friday March 4, 2011, at 10:00 a.m. Eastern time. Participants should dial 888-680-0893 and international participants should dial 617-213-4859 ten minutes before the scheduled start of the call and ask for conference pass-code 76924093. The call will also be webcast live (listen-only mode) via www.atsginc.com and www.earnings.com for individual investors and via www.streetevents.com for institutional investors. A replay of the conference call will be available on March 4, 2011, beginning at 1:00 p.m. and continuing through Friday, March 11, 2011, at 888-286-8010 (international callers 617-801-6888); use pass-code 32714707. The webcast replay will remain available via www.atsginc.com or www.earnings.com for 30 days. The Company will file its Form 10-K with the Securities and Exchange Commission after the close of the market on Tuesday, March 8, 2011.

About ATSG

ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the largest owner and operator of converted Boeing 767 freighter aircraft in the World. Through its principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, aircraft maintenance services, airport ground services, fuel management, specialized transportation management, and air charter brokerage services. ATSG’s subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Air Transport International, LLC; Cargo Aircraft Management, Inc.; Capital Cargo International Airlines, Inc.; and Airborne Maintenance and Engineering Services, Inc. For more information, please see www.atsginc.com.

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group’s (“ATSG’s”) actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, changes in market demand for our assets and services, the cost and timing associated with the modification of Boeing 767 and Boeing 757 aircraft, the availability and costs to acquire used passenger aircraft for freighter conversion, ABX Air’s ability to maintain on-time service and control costs under its new operating agreement with DHL, and other factors that are contained from time to time in ATSG’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG’s forward-looking statements. These forward-looking statements were based on information, plans and estimates

ATSG Fourth Quarter 2010 Results	Page 4

as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contact:

Quint O. Turner, ATSG Inc. Chief Financial Officer

937-382-5591

ATSG Fourth Quarter 2010 Results	Page 5

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009

REVENUES	$178,601	$250,510	$667,382	$823,483

OPERATING EXPENSES
Salaries, wages and benefits	47,158	123,084	176,988	380,276
Fuel	35,573	33,682	133,776	109,242
Depreciation and amortization	22,284	21,610	87,594	83,964
Maintenance, materials and repairs	21,788	18,108	79,143	66,621
Landing and ramp	5,952	6,446	23,782	29,236
Travel	6,326	5,873	22,709	21,761
Rent	3,082	3,901	15,339	10,926
Insurance	2,049	2,612	9,171	10,918
Other operating expenses	10,248	11,783	37,204	38,749

	154,460	227,099	585,706	751,693

INTEREST EXPENSE	(4,251)	(5,833)	(18,675)	(26,881)
INTEREST INCOME	75	68	316	449

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	19,965	17,646	63,317	45,358

INCOME TAX EXPENSE	(8,114)	(7,334)	(23,413)	(17,156)

EARNINGS FROM CONTINUING OPERATIONS	11,851	10,312	39,904	28,202

EARNINGS (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	(12)	1,196	(70)	6,247

NET EARNINGS	$11,839	$11,508	$39,834	$34,449

EARNINGS PER SHARE - Basic
Continuing operations	$0.19	$0.16	$0.64	$0.45

Discontinued operations	—	0.02	(0.01)	0.10

NET EARNINGS PER SHARE	$0.19	$0.18	$0.63	$0.55

EARNINGS PER SHARE - Diluted
Continuing operations	$0.19	$0.16	$0.62	$0.44

Discontinued operations	—	0.02	—	0.10

NET EARNINGS PER SHARE	$0.19	$0.18	$0.62	$0.54

WEIGHTED AVERAGE SHARES
Basic	62,814	62,686	62,807	62,674

Diluted	63,809	63,573	64,009	63,279

ATSG Fourth Quarter 2010 Results	Page 6

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31,	December 31,
	2010	2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$46,543	$83,229
Accounts receivable, net of allowance of $1,090 in 2010 and $1,288 in 2009	40,876	87,708
Inventory	7,205	5,226
Prepaid supplies and other	10,132	7,093
Deferred income taxes	12,879	31,597
Aircraft and engines held for sale	—	30,634

TOTAL CURRENT ASSETS	117,635	245,487

Property and equipment, net	658,756	636,089
Other assets	25,227	21,307
Intangibles	9,259	10,113
Goodwill	89,777	89,777

TOTAL ASSETS	$900,654	$1,002,773

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$40,558	$38,174
Accrued salaries, wages and benefits	23,639	44,077
Accrued severance and retention	506	18,959
Accrued expenses	12,144	16,429
Current portion of debt obligations	36,591	51,737
Unearned revenue	10,794	15,340

TOTAL CURRENT LIABILITIES	124,232	184,716

Long-term obligations	265,937	325,690
Post-retirement liabilities	116,614	152,297
Other liabilities	52,048	44,044
Deferred income taxes	39,746	50,044

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 75,000,000 shares authorized; 63,652,228 and 63,416,564 shares issued and outstanding in 2010 and 2009, respectively	637	634
Additional paid-in capital	518,925	502,822
Accumulated deficit	(171,251)	(211,085)
Accumulated other comprehensive loss	(46,234)	(46,389)

TOTAL STOCKHOLDERS’ EQUITY	302,077	245,982

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$900,654	$1,002,773

ATSG Fourth Quarter 2010 Results	Page 7

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

PRE-TAX EARNINGS SUMMARY

FROM CONTINUING OPERATIONS

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Revenues:
CAM Leasing	30,199	16,970	101,375	60,685
ACMI Services
Airline services	109,805	135,464	432,082	556,152
Other Reimburseable	41,363	26,053	143,330	91,306
S&R activities	—	72,453	4,000	121,366

Total ACMI Services	151,168	233,970	579,412	768,824
Other Activities	24,472	22,085	87,660	64,914

Total Revenues	205,839	273,025	768,447	894,423
Eliminate internal revenues	(27,238)	(22,515)	(101,065)	(70,940)

Customer Revenues	$178,601	$250,510	$667,382	$823,483

Pre-tax Earnings from Continuing Operations:
CAM, inclusive of interest expense	13,304	6,079	41,586	22,775
ACMI Services
Airline services	5,970	904	17,339	11,665
S&R activities	—	12,210	3,549	16,727

Total ACMI Services	5,970	13,114	20,888	28,392
Other Activities	2,417	578	8,017	3,518
Net, unallocated interest expense	(1,726)	(2,125)	(7,174)	(9,327)

Total Pre-tax Earnings	$19,965	$17,646	$63,317	$45,358

Under the S&R Agreement, DHL compensated and reimbursed ABX for its management and costs associated with the DHL network restructuring in 2008 through March 2010. Other Reimbursable revenues include certain operating costs that are reimbursed to the airlines by their customers. Such costs include fuel used, landing fees and certain aircraft maintenance expenses.

ATSG Fourth Quarter 2010 Results	Page 8

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

UNAUDITED ADJUSTED PRE-TAX EARNINGS AND ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

(In thousands)

	Three Months Ended		Year Ended		Nine Months Ended
	December 31,		December 31,		December 31,
	2010	2009	2010	2009	2010	2009

Earnings from Continuing Operations Before Income Taxes	$19,965	$17,646	$63,317	$45,358	$52,533	$32,165
Interest Income	(75)	(68)	(316)	(449)	(243)	(271)
Interest Expense	4,251	5,833	18,675	26,881	13,486	19,235
Depreciation and Amortization	22,284	21,610	87,594	83,964	66,794	62,491

EBITDA from Continuing Operations	$46,425	$45,021	$169,270	$155,754	$132,570	$113,620

Earnings from Continuing Operations Before Income Taxes	$19,965	$17,646	$63,317	$45,358	$52,533	$32,165
Less Severance and Retention activities	—	(12,210)	(3,549)	(16,727)	—	(12,210)

Adjusted Pre-tax Earnings	$19,965	$5,436	$59,768	$28,631	$52,533	$19,955

Interest Income	(75)	(68)	(316)	(449)	(243)	(271)
Interest Expense	4,251	5,833	18,675	26,881	13,486	19,235
Depreciation and Amortization	22,284	21,610	87,594	83,964	66,794	62,491

Adjusted EBITDA from Continuing Operations	$46,425	$32,811	$165,721	$139,027	$132,570	$101,410

Adjusted Pre-tax Earnings, EBITDA and Adjusted EBITDA from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

EBITDA from Continuing Operations is defined as Earnings from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization. Adjusted EBITDA from Continuing Operations is defined as EBITDA from Continuing Operations less amounts related to the Severance and Retention Agreement (“S&R agreement”) with DHL. Adjusted Pre-tax Earnings is defined as Earnings from Continuing Operations Before Income Taxes less amounts related to the S&R agreement with DHL. Management activities related to the S&R agreement ended in 2010.

Management uses EBITDA from Continuing Operations as an indicator of the cash generating performance of the operations of the Company. Management uses Adjusted EBITDA and Adjusted Pre-tax Earnings from Continuing Operations to assess the performance of its operating results among periods. EBITDA and Adjusted EBITDA from Continuing Operations, and Adjusted Pre-tax Earnings should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, or as an alternative measure of liquidity.

ATSG Fourth Quarter 2010 Results	Page 9

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

UNAUDITED QUARTERLY ADJUSTED PRE-TAX EARNINGS AND ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

(In thousands)

	Quarters Ended During 2010
	December 31	September 30	June 30	March 31
Earnings from Continuing Operations Before Income Taxes	$19,965	$16,670	$15,898	$10,784
Interest Income	(75)	(83)	(85)	(73)
Interest Expense	4,251	4,641	4,594	5,189
Depreciation and Amortization	22,284	22,758	21,752	20,800

EBITDA from Continuing Operations	$46,425	$43,986	$42,159	$36,700

Earnings from Continuing Operations Before Income Taxes	$19,965	$16,670	$15,898	$10,784
Less Severance and Retention activities	—	—	—	(3,549)

Adjusted Pre-tax Earnings	$19,965	$16,670	$15,898	$7,235

Interest Income	(75)	(83)	(85)	(73)
Interest Expense	4,251	4,641	4,594	5,189
Depreciation and Amortization	22,284	22,758	21,752	20,800

Adjusted EBITDA from Continuing Operations	$46,425	$43,986	$42,159	$33,151

	Quarters Ended During 2009
	December 31	September 30	June 30	March 31
Earnings from Continuing Operations Before Income Taxes	$17,646	$4,647	$9,872	$13,193
Interest Income	(68)	(74)	(129)	(178)
Interest Expense	5,833	6,236	7,166	7,646
Depreciation and Amortization	21,610	19,954	20,927	21,473

EBITDA from Continuing Operations	$45,021	$30,763	$37,836	$42,134

Earnings from Continuing Operations Before Income Taxes	$17,646	$4,647	$9,872	$13,193
Less Severance and Retention activities	(12,210)	—	—	(4,517)

Adjusted Pre-tax Earnings	$5,436	$4,647	$9,872	$8,676

Interest Income	(68)	(74)	(129)	(178)
Interest Expense	5,833	6,236	7,166	7,646
Depreciation and Amortization	21,610	19,954	20,927	21,473

Adjusted EBITDA from Continuing Operations	$32,811	$30,763	$37,836	$37,617

See page 8 for definitions of the non-GAAP financial measures shown above.